                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) of NCS HealthCare, Inc. pertaining to the registration of 250,000 shares of its Class A Common Stock for the NCS HealthCare Employee Savings Plan and Trust of our report dated August 6, 1998 with respect to the consolidated financial statements of NCS HealthCare, Inc. and subsidiaries included in its Annual Report (Form 10-K/A) for the year ended June 30, 1998 filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP


Cleveland, Ohio
February 10, 1999